UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2015
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2015, the Registrant entered into a Credit Agreement among Black Hills Corporation, as Borrower; the financial institutions from time to time party thereto, as Banks; JPMorgan Chase Bank, N.A., as Administrative Agent; and J.P. Morgan Securities LLC, CoBank, ACB, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association, and Wells Fargo Securities LLC, as Joint Lead Arrangers and Joint Bookrunners (the “New Term Loan”).
The New Term Loan is a $300 million, two-year term, unsecured single-draw term loan that matures April 12, 2017. The costs of borrowings under the New Term Loan are at a spread of 90 basis points over LIBOR.
Proceeds from the New Term Loan were used to repay a $275 million term note due June 19, 2015 and for other corporate purposes.
The New Term Loan, filed as Exhibit 10 to this Form 8-K, is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10
Credit Agreement dated April 13, 2015 among Black Hills Corporation, as Borrower, JPMorgan Chase Bank, N. A., in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer

Date: April 14, 2015

Exhibit Index

Exhibit No.    Description

10
Credit Agreement dated April 13, 2015 among Black Hills Corporation, as Borrower, JPMorgan Chase Bank, N. A., in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto